UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2010

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2010, Excel Trust, Inc., a Maryland corporation (the “Company”), through its operating partnership subsidiary, Excel Trust, L.P. (the “Operating Partnership”), executed a purchase agreement to acquire Brandywine Crossing Shopping Center (“Brandywine Crossing”), a 197,884 square foot retail shopping center located in Brandywine, Maryland, from Faison-Brandywine, LLC. The purchase price for Brandywine Crossing is approximately $45.1 million in cash (excluding closing costs). Major tenants include Safeway, Marshalls and Jo-Ann Fabrics.

On September 3, 2010, the Company, through the Operating Partnership, also executed a purchase agreement to acquire Rosewick Crossing Shopping Center (“Rosewick Crossing”) from Faison-Rosewick, LLC, an affiliate of the seller of Brandywine Crossing. Rosewick Crossing is a 116,009 square foot retail shopping center located in La Plata, Maryland. The purchase price for Rosewick Crossing is approximately $24.9 million in cash (excluding closing costs). Major tenants include Giant Food.

The Company expects to fund these two acquisitions from the proceeds of its initial public offering. Each acquisition is contingent upon the closing of the other acquisition and is subject to due diligence and other customary closing conditions. The Company can offer no assurances that the acquisitions will close on the terms described herein, or at all.

The foregoing descriptions of the property acquisitions do not purport to be complete and are qualified in their entirety by reference to the full text of the purchase agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 7, 2010, the Company issued a press release announcing recent property acquisitions. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions between Faison-Brandywine, LLC and Excel Trust, L.P. dated September 3, 2010.

10.2	Purchase and Sale Agreement and Joint Escrow Instructions between Faison-Rosewick, LLC and Excel Trust, L.P. dated September 3, 2010.

99.1	Press release issued by Excel Trust, Inc. on September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2010	Excel Trust, Inc.

	By:	/S/ S. ERIC OTTESEN
S. Eric Ottesen
General Counsel

EXHIBITS

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions between Faison-Brandywine, LLC and Excel Trust, L.P. dated September 3, 2010.

10.2	Purchase and Sale Agreement and Joint Escrow Instructions between Faison-Rosewick, LLC and Excel Trust, L.P. dated September 3, 2010.

99.1	Press release issued by Excel Trust, Inc. on September 7, 2010.